UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

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AMERICAN CORDILLERA MINING CORPORATION

(Exact name of Company as specified in its charter)

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Nevada	000-50738	91-1959986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

 (Address of principal executive offices) (Zip Code)

(509) 671-9401

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)

On March 17, 2015, American Cordillera Mining Corp. ("AMCOR" or the “Company”) inadvertently filed its Annual Report on Form 10-K for the fiscal year ended November 30, 2014 prior to Li and Company, PC (“LiCo”), the Company’s independent registered public accounting firm, completing the audit.  On March 17, 2015, LiCo notified the Company that LiCo commenced, but did not complete, the audit of the Company’s November 30, 2014 consolidated financial statements and; as such, the filing was incomplete.  Therefore, no reliance should be made with respect to the consolidated financial statements included in this Annual Report.  The Company and its Board of Directors discussed with LiCo the matters disclosed in the filing pursuant to this Item 4.02(b) and determined that the consolidated financial statements included in AMCOR's Annual Report on Form 10-K for the fiscal year ended November 30, 2014 should no longer be relied upon.

The Company intends to file its amended Form 10-K for the fiscal year ended November 30, 2014 upon the completion of the audit by LiCo.

AMCOR provided LiCo with a copy of this disclosure on March 23, 2015, providing LiCo with the opportunity to furnish AMCOR with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether LiCo agrees with the statements made by AMCOR in response to Item 4.02.  A copy of the letter, dated March 23, 2015, furnished by LiCo in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description

16.1	Letter from Li and Company, PC, dated March 23, 2015, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Cordillera Mining Corporation

Date: March 23, 2015	By:	/s/ Frank H. Blair
Frank H. Blair, President, CEO, Director